CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Current Report on Form 8-K of our report dated March 1, 1996, relating to the financial statements of Enigma Logic, Inc., incorporated at Item 7(a)(1)(i) by reference to the Proxy Statement dated
August 5, 1996, (File No. 0-27074).

                              /s/ PRICE WATERHOUSE LLP
                                  PRICE WATERHOUSE LLP

San Jose, CA
September 12, 1996